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Exhibit 2.2

AMENDMENT
to
BUSINESS TRANSFER AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of March 13, 2013, by and between Orchid Chemicals & Pharmaceuticals Ltd., a company incorporated under the Act (“Orchid”), and Hospira Healthcare India Private Limited, a company incorporated under the Act (“Hospira”), for the purpose of amending that certain Business Transfer Agreement, dated as of August 29, 2012, as amended, by and among Orchid, Mr. K. Raghavendra Rao and Hospira (as amended, the “Agreement”). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Parties have agreed to amend the terms relating to certain termination events under the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises made by the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.    Amendments to Agreement.

A.    Clause 8.6.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
"8.6.1        In view of the transactions contemplated by the terms of this Agreement and the acquisition by the Purchaser of the Goodwill, subject to the terms of the last sentence of this Clause 8.6.1, during the period commencing on the Closing Date and ending on:  (i) for the Seller, the later of (A) March 31, *** and (B) the date on which the “Restricted Period” (as defined in the 2009 BTA) expires and, (ii) for KRR, the *** anniversary of the Closing Date (or, if not enforceable for the either period stated in (i) and (ii) in any country under the Competition-Investment Laws of such country, for such shorter period as shall be enforceable in such country under the Competition-Investment Laws of such country) (the “Restricted Period”), neither KRR nor the Seller shall, and KRR and the Seller shall cause their respective Affiliates (and their respective successors and assigns, including any Person that acquires a majority of the Other Businesses (regardless of whether the transaction is structured as an asset or share transaction)) not to, directly or indirectly:  (a) engage in any business anywhere in the world that conducts any Purchaser Competing Activities; or (b) own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as a partner, stockholder, co-venturer, consultant or otherwise, any Person that is engaged or planning to become engaged in the business of conducting any Purchaser Competing Activities anywhere in the world, provided, however, that, for the purposes of this Clause 8.6.1, none of the following shall be deemed to be in violation of this Clause 8.6.1: (i) ownership of securities having no more than 5% (five percent) of the outstanding voting power of any Person which are listed on any national securities exchange , as long as the Person owning such securities has no other connection or relationship with such Person, (ii) performing activities intended to enable KRR, the Seller or their respective Affiliates to engage in a business that conducts the Purchaser Competing Activities following the expiration of the Restricted Period provided that the performance of such activities does not constitute, directly or indirectly, a breach of (a) or (b) of this Clause 8.6.1 as contrasted to the preparation therefor following the expiration of the Restricted Period or (iii) if the Seller is acquired in a single transaction or series of related transaction by any Person whose turnover in the last accounting year exceeded USD *** (United States Dollar ************) (measured in terms of the consolidated turnover of such Person and its Affiliates) that conducts (or whose Affiliates conduct) any Purchaser Competing

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Activities anywhere in the world (taken together with its Affiliates, the “Competing Acquiring Persons”) if both (A) the Purchaser Competing Activities of the Competing Acquiring Persons represent not more than *** of the business of the Competing Acquiring Persons (measured in terms of turnover and/or assets in the last accounting year of the Competing Acquiring Persons) and (B) the Seller does not engage in any business anywhere in the world that conducts any Purchaser Competing Activities following the consummation of such acquisition (it is being agreed and understood that for purposes of this subclause (iii) the Seller shall not be deemed an Affiliate of the Competing Acquiring Person). Notwithstanding the foregoing, the Parties agree that, solely with respect to Purchaser Competing Activities related to the domestic market in India, the Restricted Period shall terminate on the *** anniversary of the Closing Date."
B.    Clause 8.6.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
"8.6.2        “Purchaser Competing Activities” means the business of researching, developing, testing, obtaining regulatory approval for, manufacturing, negotiating third party contracts for, procuring materials for, marketing, distributing and selling ************ for any and all pharmaceutical products for all human and animal prophylactic and therapeutic uses; provided, however, Purchaser Competing Activities shall expressly exclude:   (a) researching, evaluating and litigation originator Intellectual Property as permitted under Law for, developing, testing, obtaining regulatory approval for, manufacturing, negotiating third party contracts for, procuring materials for, marketing, distributing and/or selling ************ for non-injectable pharmaceutical products; (b) performing drug discovery, research, development work and/or manufacturing for Seller’s own requirements or a third party’s requirements with respect to 505(b) Products, NCE’s and/or NBE’s (including discovery, research, development work and/or manufacturing with respect to ************ other than with respect to the ************) (for the avoidance of doubt, it being agreed and understood that the Seller shall be permitted to conduct research, development and testing activities on such new molecules which would result in the development of ************ for injectable formulations which are currently not existent worldwide); and (c) the marketing, distributing and/or selling of ************ (for either or both oral or injectable (sterile) products) in India and the Excluded Countries solely to the extent that (i) such API sold to third parties in India and the Excluded Countries is not resold outside of such countries (whether on its own or in finished products) and (ii) such marketing, distribution and selling does not involve the marketing, distribution or sales of products of the Business in India and the Excluded Countries, to any parties that have purchased products or had contracts relating to purchasing products of the Business in India and the Excluded Countries since October 1, 2011, including those listed on Schedule 8.6.2."
2.    General. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.
3.    Governing Law. The internal laws of India (without giving effect to any choice or conflict of law provision or rule (whether of India or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Amendment and its Exhibits and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.
4.    Entire Agreement. This Amendment, the Agreement and the exhibits, schedules and addendums hereto and thereto, constitute the entire agreement of the Parties relating to the subject matter hereof and supersede all previous written or oral negotiations, commitments and writings.
5.    Execution in Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and any Party may execute this Amendment by signing any one or

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more of such originals or counterparts. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (“.pdf”) shall be as effective as signing and delivering the counterpart in person.

***SIGNATURE PAGE FOLLOWS***

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

ORCHID CHEMICALS & PHARMACEUTICALS LIMITED By: (s) K. Raghavendra Rao Name: K. Raghavendra Rao Title: Chairman and Managing Director
HOSPIRA HEALTHCARE INDIA PRIVATE LIMITED By:_(s) C. Bhaktavatsala Rao______ Name: C. Bhaktavatsala Rao Title: Managing Director (s) K. Raghavendra Rao__________ Mr. K. Raghavendra Rao

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